Exhibit 99.1

News Announcement	For Immediate Release

SFX ENTERTAINMENT REPORTS FIRST QUARTER RESULTS AND PROVIDES UPDATE ON MARKETING PARTNERSHIPS AND RECENT DEVELOPMENTS

NEW YORK – (May 15, 2014) – SFX Entertainment, Inc. (NASDAQ: SFXE) today reported financial results for the three months ended March 31, 2014.

Revenue for the three months ended March 31, 2014 totaled $33.3 million.  Direct costs for the three months ended March 31, 2014 totaled $22.8 million.  Net loss for the three month period was $63.6 million, or $(0.73) per share.

Pro Forma Revenue (a non-GAAP measure, see definition and reconciliation below) for the three months ended March 31, 2014 was $38.1 million, while Pro Forma Adjusted EBITDA (a non-GAAP measure, see definition and reconciliation below) was a loss of $(11.9) million.  The Pro Forma Revenue and Pro Forma Adjusted EBITDA loss reflect a combination of factors including: 1) costs related to the addition of infrastructure and personnel to support our growing live business segment, the development of our marketing partnerships, and the establishment of the integrated marketing platform which were expensed during the 2014 first quarter; 2) the first quarter is typically the year’s seasonally slowest period for live events; and 3) certain events which occurred in the 2013 first quarter did not recur in the 2014 first quarter as they were rescheduled to later periods in 2014 or were discontinued as the Company executes its strategy to focus on larger events and festivals.

First quarter pro forma festival attendance rose over 100% to approximately 175,000, as the Company held 9 festivals versus 4 in the comparable year-ago period. Attendance at events other than festivals declined 28% to approximately 260,000, reflecting the Company’s strategy to focus on larger events and to host a fewer number of smaller events.

“Throughout the first quarter we made continued progress toward creating what is now the largest global producer of world-class live events and leading digital entertainment content focused exclusively on EMC,” commented Robert FX Sillerman, Chairman and CEO of SFX.  “While it is the seasonally slowest period of the year, the first quarter served as a microcosm of our approach.  Total festival attendance more than doubled year over year, on a pro forma basis, with half of the growth coming from new festivals, while repeat festivals saw attendance growth of 9% year over year and revenue growth of approximately 10%.  Our festivals will grow by approximately 30% in 2014 to more than 70, compared to the 54 held in 2013.  Much of this growth will be in North America, as we bring highly popular festivals like Mysteryland to the U.S. for the first time and bring Electric Zoo to Mexico.  We are also introducing entirely new festivals, such as Don’t Let Daddy Know in the Netherlands and the Hudson Project in Saugerties, New York.  Additionally, we see opportunities for further festival schedule expansion in North America, South America and Asia in 2015 and beyond.

“While we work to revolutionize EMC-focused live events, we are equally focused on advancing our role as a marketing solutions channel for our talent and artist pool and our brand partners.  Our FX-1 platform is already making considerable inroads towards becoming an integrated artist management, social media positioning and digital technology platform.  Establishing creative and groundbreaking marketing and content partnerships that reach and resonate with millennials is fundamental to our strategy to bring the EMC community together with the world’s leading brands in a manner that drives unrivalled experiences and outcomes for both.  Last quarter, we announced that SFX had established marketing partnership agreements with four world class brands, including Anheuser Busch-InBev and Clear Channel.  More recently, we added the Ultimate DJ project with Simon Cowell’s Syco Entertainment, which includes a major marketing relationship with T Mobile, the fastest growing U.S. wireless company.  The unique collaboration between T Mobile, Syco and SFX will bring to life Ultimate DJ, an exciting new television program concept.

“Since the Syco/T Mobile announcement last month, we have significantly expanded our relationship with T Mobile.  We now have five major marketing partners in place and are look forward to bringing, beginning in the second quarter, a wide range of exciting experiences related to these partnerships to fans all over the world.  Our slate of completely new festival experiences include the five Corona Sunset events created and curated by FX-1, and the Don’t Let Daddy Know event created by us and our partners.  In addition, SFX’s Beatport -- the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events -- has partnered with Clear Channel to launch a national DJ/Producer contest and a weekly Beatport Countdown show and will also introduce an original live event series in the fourth quarter.

“Together, these alliances highlight the value that sponsors and marketing partners recognize in our brands, the growing momentum of the worldwide EMC movement and the unique ways SFX can add value on behalf of our partners as they seek to connect with our attractive millennial audience.  We believe the financial results for our first two quarters as a public company are not the most relevant measures of our long-term prospects.  Instead, the combination of our growing festival and events schedule as well as the strong initial success we are achieving with our marketing partnerships gives us confidence that by managing the business for the long-term we will deliver enhanced value to our shareholders.”

SFX Entertainment, Inc.

Live Event Metrics

2014 Festivals by On-Sale Status

Completed	14
On-Sale	32
Not Yet On-Sale	30
Total Festivals	76

2014 Festivals by Quarter and Location

	Total	North America	International
Q1	9	3	6
Q2	15	6	9
Q3	30	13	17
Q4	22	6	16
Total Festivals	76	28	48

SFX Entertainment, Inc.

Live Event Metrics

2014 Completed Festivals

Initial Show Date	Festival Name	City, State	Country

1/10/2014	The Day After Festival	Panama City	Panama
1/18/2014	WinterWorld	Wiesbaden	Germany
1/31/2014	Sensation Thailand	Bangkok	Thailand
2/1/2014	Hard Bass	Arnhem	Netherlands
2/18/2014	Life in Color Costa Rica	San Jose	Costa Rica
3/8/2014	Don’t Let Daddy Know	Amsterdam	Netherlands
3/13/2014	Ultimate Music Experience	South Padre Island, Texas	USA
3/15/2014	Life in Color Chile	Santiago	Chile
3/22/2014	Knock Out!	Rotterdam	Holland
4/5/2014	Qapital	Amsterdam	Netherlands
4/25/2014	Sensation Italy	Bologna	Italy
4/26/2014	Kingsday festival	Eindhoven	Holland
4/30/2014	Mayday	Dortmund	Germany
5/4/2014	Electric Zoo Mexico City	Mexico City	Mexico

2014 On-Sale Festivals

Initial Show Date	Festival Name	City, State	Country
5/17/2014	Life In Color Seattle	Seattle, WA	USA
5/23/2014	Mysteryland USA	Bethel Woods, NY	USA
5/24/2014	Sunset Music Festival	Tampa, FL	USA
5/25/2014	Rock in Rio Lisbon	Lisbon	Portugal
6/7/2014	Sensation Russia	St. Petersburg	Russia
6/13/2014	Spring Awakening	Chicago, IL	USA
6/14/2014	Pussy Lounge @ the Park	Breda	Netherlands
6/21/2014	Life In Color New Jersey	East Rutherford, NJ	USA
6/28/2014	Defqon1 Weekend Festival	Biddinghuizen	Netherlands
7/4/2014	Life in Color Hidalgo	Hidalgo, TX	USA
7/5/2014	Sensation Amsterdam	Amsterdam	Netherlands
7/5/2014	Ruhr-in-Love	Oberhausen	Germany
7/11/2014	The Hudson Project	Saugerties, NY	USA
7/18/2014	Tomorrowland (2 weekends)	Boom	Belgium
7/26/2014	Dominator	Eersel	Netherlands
7/26/2014	Welcome to the Future	Oostzaan	Netherlands
8/1/2014	Nature One	Kastellaun	Germany
8/8/2014	The Qontinet	Wachtebeke	Netherlands
8/15/2014	Summer Set	Somerset, WI	USA
8/16/2014	Decibel Outdoor	Tilburg	Netherlands
8/23/2014	Mysteryland Netherlands	Haarlemmermeer	Netherlands
8/29/2014	Electric Zoo New York	NY, NY	USA
8/30/2014	Sun City Music Festival	El Paso, TX	USA
9/13/2014	Q-Base	Weeze	Germany
9/26/2014	TomorrowWorld	Chattahoochee Hills, GA	USA
10/18/2014	AMF	Amsterdam	Netherlands
10/31/2014	Sensation Dubai	Dubai	UAE
11/29/2014	Stereosonic - Sydney	Sydney	Australia
11/29/2014	Stereosonic - Perth	Perth	Australia
12/5/2014	Stereosonic - Adelaide	Adelaide	Australia
12/6/2014	Stereosonic - Melbourne	Melbourne	Australia
12/6/2014	Stereosonic - Brisbane	Brisbane	Australia

Conference Call

SFX Entertainment management will host a conference call to review the results for the quarter on Thursday, May 15 at 10:00 a.m. Eastern Time.  To access the conference call, interested parties may dial 212/231-2911 (domestic and international callers).  Participants can also listen to a live webcast of the call through the “Events” section of SFX’s website at http://investor.sfxii.com/events-calendar. A webcast replay will be available for 90 days following the live event at http://investor.sfxii.com/events-calendar.   Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call.

Definitions

The following definitions apply to these terms as used throughout this press release:

•                  Acquisition Group – means (i) the 40% equity interest of Rock World acquired by SFX in February 2014, (ii) the 50% equity interest of B2S acquired by SFX in February 2014, and (iii) React Presents, which was acquired by SFX in April 2014.

•                  Adjusted EBITDA – represents net income (loss) before other income (loss), interest expense, income taxes, depreciation and amortization, non-cash equity-based compensation expense, and non-recurring items, including financing and other transaction costs.

•                  Pro Forma Adjusted EBITDA – means the Adjusted EBITDA of SFX and the Acquisition Group.

•                  Pro Forma Revenue – means the revenue of SFX and the Acquisition Group.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to Adjusted EBITDA, Pro Forma Adjusted EBITDA, and Pro Forma Revenue which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses Adjusted EBITDA to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain non-cash charges, costs associated with our initial public offering and other special items that can affect the comparability of results from quarter to quarter.  In particular, Adjusted EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. Of note, the elimination of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business.  In addition, the Company believes that Pro Forma Adjusted EBITDA and Pro Forma Revenue present important information to investors regarding the current business, prospects and financial condition of the Company that would not otherwise be available.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the Non-GAAP financial measures, please see the Reconciliation of GAAP financial measures to Non-GAAP financial measures table in the press release.

About SFX Entertainment

SFX Entertainment, Inc. is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance and React Presents, as well as the innovative ticketing service Flavorus. SFX also operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets. Additionally, SFX manages FX1, an internal marketing solutions agency for consumer brands targeting the millennial culture.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to close the acquisition of our planned acquisition targets; our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.  In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Contact:

SFX Entertainment, Inc.
Richard Rosenstein, 646-561-6400
Chief Financial Officer

JCIR
Joseph Jaffoni, 212-835-8500
sfxe@jcir.com

DKC Public Relations
Ed Tagliaferri, 212-981-5182
edmund_tagliaferri@dkcnews.com

Summarized Statement of Operations of SFX Entertainment, Inc.

(unaudited, $ in thousands)

	Three months ended March 31,
	2014	2013

Revenue	$33,326	$10,153
Direct costs	22,824	7,601
Gross Profit	10,502	2,552

Selling, general and administrative expenses	36,616	14,246
Depreciation and amortization	14,661	3,081

Operating loss	(40,775)	(14,775)

Interest expense	(6,599)	(3,911)
Other expense	(18,831)	(942)
Equity in loss of non-consolidated affiliates	(582)	-
Loss before income taxes	(66,787)	(19,628)
Income tax benefit (expense)	3,281	(572)

Consolidated net loss	(63,506)	(20,200)
Less: Net loss attributable to non-controlling interest	65	(878)

Net loss attributable to the Company	$(63,571)	$(19,322)

SFX Entertainment, Inc.

Summary Balance Sheet Data

(unaudited, $ in thousands)

	March 31, 2014	December 31, 2013

Cash and cash equivalents	$106,430	$52,654
Total assets	694,709	579,142

Long-term debt	220,551	74,674
Total liabilities	398,262	234,430

Redeemable common stock	15,930	60,580
Redeemable non-controlling interest	3,981	4,128

Stockholders’ equity	276,536	280,004

Reconciliation of GAAP Revenue to Pro Forma Revenue and GAAP Net Loss to Pro Forma Adjusted EBITDA

Three months ended March 31, 2014
Revenue
Revenue, as reported by SFX	$33,326
Revenue of Acquisitions (1)	4,749
Total – Pro Forma Revenue	$38,075

Pro Forma Adjusted EBITDA
Consolidated net loss, as reported by SFX	$(63,506)

Interest expense	6,599
Income tax (benefit)	(3,281)
Depreciation & amortization	14,661
Other expense (2)	18,356
Equity based compensation expense	10,085

Adjusted EBITDA of SFX	(17,086)

EBITDA of Acquisitions (1)	1,238

Adjustments (3)	3,969

Total - Pro Forma Adjusted EBITDA	$(11,879)

(1)      Includes all companies in Acquisition Group for the periods prior to SFX ownership. The figures presented were prepared by such Acquisition Group companies and such companies were not under SFX control for 100% of the time periods presented.

(2)      Other expense represents the extinguishment of debt, gain on a sale of assets, foreign currency gains and other miscellaneous non-recurring items.

(3)      Adjustments include transaction costs and non-recurring expenses (principally severance)

In the first quarter of 2014 the Company began performing services under certain marketing partner agreements for which the Company has invoiced and begun to receive payments. The Company will begin to recognize revenue in upcoming quarters as services are delivered. The Company believes that the magnitude of these marketing partnerships demonstrates its ability to deliver significant marketing partnership revenue across the platform.  Anticipating marketing partner needs, the Company has made significant investments in its sponsorship and marketing infrastructure.

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